UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549

                             FORM 8-K

                          CURRENT REPORT
  Pursuant to Section 13 or 15(d) of the Securities Exchange Act


                         November 1, 2001
                          Date of Report
                (Date of Earliest Event Reported)



                       USAOneStar.Net, Inc.
      (Exact Name of Registrant as Specified in its Charter)


                  416 W.  Mohammed Ali Boulevard
                    Louisville, Kentucky 40202

             (Address of principal executive offices)

                          (502) 585-6364
                  Registrant's telephone number



NEVADA                             33-18143-D                    87-0449399
(State or other           (Commission File Number)         (I.R.S. Employer
jurisdiction of                                            Identification No.)
incorporation)

ITEM 4:   CHANGES IN CERTIFYING ACCOUNTANT

     As a result of our recent acquisition of Palladium Communications, Inc., our Board of Directors determined a change in auditors was in the best interest of USAOneStar. On November 1, 2001, our Board dismissed Chisholm & Associates, Certified Public Accountants, as our independent auditors and engaged McCauley Nicolas & Company, LLC as our independent auditor.

     Chisholm & Associates had served as our independent accountants since August of 2000 and had audited our financials statements for the years ended June 30, 2001, 2000, and 1999. Chisholm & Associates' reports for each of the two most recent fiscal years were modified in regards to the uncertainty of our ability to continue as a going concern. Except for this modification, the reports did not contain an adverse opinion, disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. There were no disagreements with Chisholm & Associates on any matter regarding accounting principles or practices, financial statement disclosure, or auditing scope or procedure during the past two fiscal years or any subsequent interim period preceding the date of dismissal.

     During the most recent fiscal year and through November 1, 2001, we have not consulted with McCauley Nicolas regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and neither a written report was provided to us nor oral advice was provided that McCauley Nicolas concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement or a reportable event.


ITEM 7:  EXHIBITS

Exhibit  Description
-------  -------------

16       Letter of Agreement from Chisholm & Associates

                            SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

           11/6/01
Date: ____________________      USAOneStar.Net, Inc.


                                  /s/ Raymond C. Dauenhauer, Jr.
                             By: _________________________________
                                 Raymond C. Dauenhauer, Jr.
                                 President, CEO and Director